Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-278470

Guardion Health Sciences, Inc.

690,100 Shares of Common Stock Underlying Previously

Issued Warrants

This prospectus relates to the offer and sale by us of 690,100 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding warrants (the “Warrants”) that we issued and sold in February 2022 in a registered offering and that are currently outstanding and unexercised. The offer and sale of the Warrants as well as the offer and sale of the shares of our common stock issuable upon exercise of the Warrants were previously registered under our registration statement on Form S-3 (File No. 333-248895), which included a prospectus supplement dated February 18, 2022 relating to the offer and sale of the Warrants, as well as the offer and sale of the shares of our common stock issuable upon exercise of the Warrants.

Each Warrant has an exercise price of $7.57 per share of common stock (after adjustment for the Company’s 1-for-50 reverse stock split which was effected on January 6, 2023), is exercisable from the date of issuance and will expire on the date that is five years after the date of issuance.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “GHSI”. On April 1, 2024, the last reported sale price of our common stock was $9.01 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 2 of this prospectus and the risk factors incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and any related prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be, nor is it, a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made and subject to such conditions, limitations and restrictions contained in such agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Guardion Health Sciences, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

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SUMMARY

Overview

Guardion Health Sciences, Inc. (the “Company”) is a clinical nutrition company that develops and distributes clinically supported nutrition, medical foods and dietary supplements. The Company offers a portfolio of science-based, clinically supported products designed to support healthcare professionals and providers, and their patients and consumers. On June 1, 2021, the Company acquired Activ Nutritional, LLC (“Activ”), the owner and distributor of the Viactiv® line of supplements for bone health and other applications.

On January 30, 2024, the Company, Viactiv Nutritionals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Viactiv”), and Activ, on the one hand, entered into an Equity Purchase Agreement (the “Agreement”) with Doctor’s Best Inc., a Delaware corporation (“Doctor’s Best”), on the other hand, for the sale of all of the outstanding equity interests of Activ (the “Transaction”) for the aggregate cash consideration to the Company of $17.2 million (the “Base Purchase Price”), of which $1.7 million was placed in a third-party escrow account pursuant to the terms of the Agreement with the Base Purchase Price being subject to adjustment as provided in the Agreement based upon the working capital of Activ at the time of closing (the “Closing”).

Doctor’s Best is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company (“XKDW”). XKDW a high-tech enterprise of China’s National Torch Project. Located in Xiamen, China, XKDW has been publicly listed on the Shenzhen Stock Exchange since October 28, 2011. Since its establishment in November 1997, XKDW has developed and expanded its business of manufacturing pharmaceutical raw materials, and today is considered a leader in the dietary supplement and sports nutrition manufacturing industries.

The Transaction is conditioned upon receiving approval from our stockholders, and such approval is also required under Delaware law as the sale of Activ, which owns the Viactiv® brand and business and accounted for 97.2% and 96.3% of our revenues during the years ended December 31, 2023, and 2022, respectively, constitutes a sale of substantially all of our assets and revenue-generating operations. The Transaction contemplated by the Purchase Agreement is the result of a broad review of strategic alternatives by our Board of Directors (the “Board”). The Board has determined that it is advisable and in the best interests of the Company and the Company’s stockholders to approve the Transaction. In the event that the Transaction closes, the Company’s remaining revenue-generating operations will be minimal.

In the event that the Company’s stockholders approve the Transaction and the Transaction closes, the Board has determined that it is advisable and in the best interests of the Company and the Company’s stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, would authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in the event that the Board determines that another transaction would be in the best interest of the Company’s stockholders. Assuming the approval of the Plan of Dissolution by the Company’s stockholders, the decision of whether or not to proceed with the Plan of Dissolution and when to file the Certificate of Dissolution would be made by the Board in its sole discretion.

On March 15, 2024, the Company filed a Preliminary Proxy Statement with the SEC in order to solicit the approval of the Company’s stockholders in connection with the Transaction and the Plan of Dissolution.

Various statements included herein are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the successful completion of the sale of Activ to Doctor’s Best, the use of the proceeds received from the sale of Activ to Doctor’s Best, the Company’s ability to continue to fund its operations, including its ocular healthcare business, subsequent to the sale of Activ to Doctor’s Best, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Corporate Information

Guardion Health Sciences, Inc. is a Delaware “C” corporation. Our fiscal year end is December 31. Our principal executive offices are located at 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098. Our telephone number is (800) 873-5141. Our website address is www. guardionhealth.com. The information contained on, or that can be accessed through, our website is not a part of this registration statement or the accompanying prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future unless and until we have reached sustained operating profitability. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

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FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to on page 2 of this prospectus and incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

If the Warrants to purchase the shares of our common stock we are offering in this offering are exercised in full in cash exercises, we will receive gross proceeds of $5,224,057, however, we do not know when, if or the extent to which such Warrants may be exercised, or whether such Warrants will be exercised in cash exercises, and it is possible that no such Warrants may be exercised or that any such Warrants will be exercised in cashless exercises, in which case we would receive less than the gross proceeds from the exercise of these Warrants.

We plan to use any proceeds from this offering for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, business, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds, if any. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our second amended and restated bylaws (the “Bylaws”) that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 250,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of April 1, 2024, there were 1,284,156 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 250,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding- up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of 33-1/3% of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

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Stock Options

As of April 1, 2024, options to purchase 20,577 shares of our common stock at a weighted-average exercise price of $77.72 per share were outstanding, of which options to purchase 11,735 shares of our common stock were exercisable, at a weighted-average exercise price of $129.48 per share.

Warrants

As of April 1, 2024, we had outstanding warrants, including the Warrants, to purchase shares of our common stock exercisable for an aggregate of 736,438 shares of our common stock at a weighted-average exercise price of $10.01 per share.

Anti-Takeover Effects of Provisions of Delaware State Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Board of Directors Vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

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Ability of Stockholders to Call Special Meetings. Our Certificate of Incorporation and Bylaws provide that stockholders can only call a special meeting if stockholders holding over 50% of all issued and outstanding shares of the Corporation entitled to vote at a meeting do so.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The notice must contain certain information specified in our Bylaws.

Exclusive Forum Provision. In accordance with an exclusive forum provision set forth in the Bylaws, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain state law based actions including certain derivative actions or proceedings brought on behalf of the Company; an action asserting a breach of fiduciary duty owed by an officer, a director, employee or to the shareholders of the Company; any claim arising under Delaware corporate law; and any action asserting a claim governed by the internal affairs doctrine.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “GHSI”.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is VStock Transfer, LLC.

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DESCRIPTION OF WARRANTS

We are offering 690,100 shares of common stock issuable upon the exercise of outstanding Warrants that we issued and sold in February 2022 in a registered offering.

The following summaries of certain terms and provisions of the Warrants are not complete and are subject to, and qualified in their entirety by, the provisions of the form of Warrant. Prospective investors should carefully review the terms and provisions of the form of Warrant, which was filed as an exhibit to our Current Report on Form 8-K on February 23, 2022, for a complete description of the terms and conditions of the applicable Warrants.

Duration and Exercise Price

Each Warrant is exercisable at an exercise price per share equal to $7.57 (after adjusting for the Company’s 1-for-50 reverse stock split which was effected on January 6, 2023). The Warrants are exercisable from the date of issuance and expire on February 23, 2027. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. In addition, in the event we effect a reverse stock split during the term of the Warrant, the exercise price following such reverse split will be subject to further adjustment in the event the trading price of our common stock following such reverse stock split is lower than the exercise price of such warrant.

Exercisability

The Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

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Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction, the holder of a Warrant shall have the option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction to cause us to purchase the Warrant from them for cash in an amount equal to the Black Scholes value of such warrant calculated in accordance with the terms of the Warrant.

As previously announced. on January 30, 2024, the Company, Viactiv and Activ agreed to sell all of the outstanding equity interests of Activ to Doctor’s Best. This transaction will constitute a sale of substantially all of our assets, and would be deemed to be a Fundamental Transaction pursuant to the terms of the Warrants.

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PLAN OF DISTRIBUTION

In accordance with the terms of the Warrants to purchase the shares of our common stock that we are offering in this offering, we will issue shares of common stock to the holders of such Warrants upon due exercise of such Warrants. No underwriter or other person has been engaged by us to facilitate the sale of the shares of common stock issuable upon exercise of the Warrants in this offering. We will receive all of the proceeds from any cash exercise of the Warrants. All costs associated with this registration were borne by us.

The exercise price of the Warrants is $7.57 per share of common stock (after adjustment for the Company’s 1-for-50 reverse stock split which was completed on January 6, 2023) and the Warrants are exercisable until February 23, 2027. The exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Warrants will not be adjusted below the par value of our common stock.

The Warrants will be exercisable by means of a cash exercise at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and the exercise price. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022, and for the years then ended, as set forth in their report thereon, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Weinberg & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.guardionhealth.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

2. The description of the Company’s common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Jan Hall, the Company’s Chief Executive Officer, at Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098. We maintain a website at https://investors.guardionhealth.com/sec-filings. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

11

Guardion Health Sciences, Inc.

690,100 Shares of Common Stock Underlying Previously

Issued Warrants

PROSPECTUS

May 3, 2024